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EXHIBIT 5.1

OPINION OF COUNSEL

[ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

August 3, 2004

Landec Corporation
3603 Haven Avenue
Menlo Park, California 94025-1010

  Re:
  Landec Corporation
  Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we are rendering this opinion in connection with a proposed sale of up to 1,744,102 shares (the "Common Shares") of common stock, $0.001 par value, by certain shareholders of Landec Corporation, a California corporation (the "Company"), pursuant to a Registration Statement on Form S-3.

        We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that the Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not admit that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                      Very truly yours,
                      /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

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  EXHIBIT 5.1
OPINION OF COUNSEL